EXHIBIT 10.93

Execution Copy

CREDIT AGREEMENT

Dated as of June 25, 2010

among

PARLUX LTD., AS BORROWER

PARLUX FRAGRANCES, INC., AS GUARANTOR

THE LENDERS PARTY HERETO

and

GENERAL ELECTRIC CAPITAL CORPORATION,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

.

TABLE OF CONTENTS

		Page
ARTICLE 1	DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS	1

Section 1.1	Defined Terms	1

Section 1.2	UCC Terms	25

Section 1.3	Accounting Terms and Principles	26

Section 1.4	Payments	26

Section 1.5	Interpretation	26

ARTICLE 2	THE REVOLVING CREDIT FACILITY	26

Section 2.1	Revolving Credit Commitments	27

Section 2.2	Borrowing Procedures	27

Section 2.3	[Reserved].	29

Section 2.4	[Reserved].	29

Section 2.5	Reduction and Termination of the Commitments.	29

Section 2.6	Repayment of Loans	29

Section 2.7	Optional Prepayments	29

Section 2.8	Mandatory Prepayments	29

Section 2.9	Interest	30

Section 2.10	Conversion and Continuation Options	31

Section 2.11	Fees	31

Section 2.12	Application of Payments	31

Section 2.13	Payments and Computations	32

Section 2.14	Evidence of Debt	33

Section 2.15	Suspension of Eurodollar Rate Option	34

Section 2.16	Breakage Costs; Increased Costs; Capital Requirements	35

Section 2.17	Taxes	36

Section 2.18	Substitution of Lenders	38

Section 2.19	Eligie Accounts	39

Section 2.20	Eligible Inventory	39

ARTICLE 3	CONDITIONS TO REVOLVING LOANS	38

Section 3.1	Conditions Precedent to Initial Revolving Loans	40

Section 3.2	Conditions Precedent to Each Revolving Loan	42

Section 3.3	Determinations of Initial Borrowing Conditions	42

CREDIT AGREEMENT
PARLUX LTD.

CREDIT AGREEMENT
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v

SCHEDULES

Schedule 1.1	Certain Percentage
Schedule 4.3	Ownership of Group Members
Schedule 4.8	Taxes
Schedule 4.12	Labor Matters
Schedule 4.13	ERISA
Schedule 4.14	Environmental Matters
Schedule 4.16	Title; Real Property
Schedule 8.1	Indebtedness
Schedule 8.2	Liens
Schedule 8.3	Investments

EXHIBITS

Exhibit A	Form of Assignment
Exhibit B	Form of Revolving Loan Note
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Borrowing Base Certificate
Exhibit E	Form of Notice of Conversion or Continuation
Exhibit F	Form of Compliance Certificate

CREDIT AGREEMENT
PARLUX LTD.

CREDIT AGREEMENT

This Credit Agreement, dated as of June 25, 2010, is entered into among PARLUX LTD., a New York corporation (the “Borrower”), PARLUX FRAGRANCES, INC., a Delaware corporation (“Holdings”), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1    Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of the Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower or such Subsidiary, as stated on the respective invoice of the Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of the Borrower or any of its Subsidiaries who is obligated on or under an Account.

“Affected Lender” has the meaning specified in Section 2.18.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Credit Agreement.

“Applicable Margin” means (i) with respect to any Base Rate Loan, three and one-half percentage points (3.50%) per annum, (ii) with respect to any Eurodollar Rate Loan, four and one-half percentage points (4.50%) per annum, and (iii) with respect to the Unused Commitment Fee, one and one-half percentage points (1.50%) per annum; provided, however, that if the Average Daily Revolving Credit Outstandings is greater than or equal to $10,000,000 for any calendar month, then the Applicable Margin used to calculate the Unused Commitment Fee for such month shall be one percentage point (1.0%) per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

CREDIT AGREEMENT
PARLUX LTD.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Average Daily Revolving Credit Outstandings” means, for any calendar month, the average daily Revolving Credit Outstandings during such month.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 3.0% per annum and the Federal Funds Rate, and (c) the sum of (x) the Eurodollar Rate, as defined herein, calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for Eurodollar Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate, or the Eurodollar Rate for an Interest Period of three months.

“Base Rate Loan” means any Revolving Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders according to their respective Revolving Credit Commitments.

“Borrowing Base” means, as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum at such time of:

(a)           an amount for each Eligible Account at such time equal to the product of the Eligible Inventory Advance Rate times the book value of such Eligible Account at such time;

(b)           the lesser of (i) 40% of the net amount of Eligible Inventory at such time (valued at the lower of cost or market, on a first-in, first-out basis) and (ii) 50% of the Net Orderly Liquidation Value of Eligible Inventory at such time; and

(c)           the lesser of (i) 20% of the net amount of Eligible Slow-Moving Inventory at such time (valued at the lower of cost or market, on a first-in, first-out basis) and (ii) 50% of the Net Orderly Liquidation Value of Eligible Slow-Moving Inventory at such time.

“Borrowing Base Certificate” means a certificate of the Borrower, in substantially the form of Exhibit D hereto, duly completed as of a date acceptable to the Administrative Agent in its sole discretion.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

CREDIT AGREEMENT
PARLUX LTD.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means any deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent that may be established after the date of this Agreement pursuant to any Loan Document and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

CREDIT AGREEMENT
PARLUX LTD.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means the occurrence of any of the following:

(a)          any person shall become the legal or beneficial owner of, or shall have acquired, pursuant to any Contractual Obligation or otherwise, control over the voting rights of, 20% (or such different percentage for a particular person that may be shown for such person on Schedule 1.1 attached hereto) or more of the issued and outstanding Voting Stock of Holdings;

(b)          at any time, continuing directors shall cease for any reason other than death or disability to constitute a majority of the members of the board of directors of Holdings then in office; or

(c)          Holdings shall cease to own and control legally and beneficially all of the economic and voting rights associated with all classes of the outstanding Stock and Stock Equivalents of the Borrower.

For purpose of this definition, the following terms shall have the following meanings: (x) “person” means any “person” as such term is used in the United States Securities Exchange Act of 1934, as amended, including any partnership, limited partnership, syndicate or group of persons that is deemed to be a “person” for purposes of Sections 13(d) and 14(d)(2) of such Securities Exchange Act, (y) “beneficial owner” means any “beneficial owner” under and as defined in Rules 13d-3 and 13d-5 of the United States Securities and Exchange Commission under such Securities Exchange Act; provided, however, that any person shall be deemed to be the beneficial owner of all Securities that such person has the right to acquire, whether such right is exercisable immediately or with the passage of time and (z) “continuing director” means, at any date of determination, each individual member of the board of directors of Holdings who (i) has been a member of such board in the period of twelve successive calendar months last ended prior to such date or (ii) whose nomination for election or appointment by the stockholders of Holdings was approved by a vote of at least two thirds of the directors who were continuing directors at the time of such nomination.

“Closing Date” means the first date on which any Revolving Loan is made.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Commitment Letter” means the commitment letter dated June 11, 2010 issued by GE Capital to Borrower with respect to the Revolving Credit Facility.

“Commitments” means the Lenders’ Revolving Credit Commitments.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense (a) the amortized amount of debt discount, debt issuance costs, and amortization and expenses related to the consummation of the initial Borrowings on the Closing Date and the payment of all fees, costs and expenses associated with the execution of the Loan Documents, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

CREDIT AGREEMENT
PARLUX LTD.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business and (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts receivable, inventory and sales returns), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, but without giving effect to any gain resulting from any reapprasal or write-up of any assets, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Cash Interest Expense of such Person for such period.

“Consolidated Interest Expense” means, for any Person for any period, the Consolidated total interest expense of such Person and its Subsidiaries for such period as determined in accordance with GAAP and including, in any event, (a) all interest, charges and related expenses payable with respect to that period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

CREDIT AGREEMENT
PARLUX LTD.

“Consolidated Total Debt” of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d), (e) or (f) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a Consolidated basis.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person (other than Holdings) authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

CREDIT AGREEMENT
PARLUX LTD.

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a)          Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(b)          Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction; pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation); judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(e) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(c)          Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(d)          Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Revolving Credit Facility and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“E-Fax” means any system used to receive or transmit faxes electronically.

CREDIT AGREEMENT
PARLUX LTD.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Accounts” means Accounts of the Borrower reflected as accounts receivable on Borrower’s balance sheet (as of the date of determination), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower with respect to inventory sold and shipped or services performed in the ordinary course of the Borrower’s business, net of any credits, rebates or offsets owed by Borrower to the respective customer, other than the following:

(a)         Accounts that do not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

(b)         Accounts (i) upon which Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)         Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)         Accounts that are not true and correct statements in all material respects of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)         Accounts with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)          Accounts that (i) are not owned by Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than any applicable Customary Permitted Liens and Liens in favor of the Administrative Agent, on behalf of itself and Lenders;

(g)         Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Group Member (other than Perfumania), or to any entity that has any common officer or director with any Group Member (other than Perfumania);

(h)         Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

CREDIT AGREEMENT
PARLUX LTD.

(i)          Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada or Puerto Rico unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, satisfactory to the Administrative Agent as to form, amount and issuer;

(j)          Accounts to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)         Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)          Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)         the Account is not paid within the earlier of: 60 days (or 30 days in the case of Accounts owed by Perfumania) following its due date or 90 days (or 120 days in the case of Accounts owed by Perfumania) following its original invoice date;

(ii)        the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)       a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)         Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under one or more of the other criteria set forth in this definition

(n)         Accounts as to which the Administrative Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)         Accounts that are evidenced by a judgment, Instrument or Chattel  Paper;

(p)         Accounts to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment, following prior notice of such limit by the Administrative Agent to Borrower;

(q)         Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates (other than Macy’s or Perfumania) as of any date of determination, exceed 10% of all Eligible Accounts;

(r)          Accounts owed by Macy’s to the extent that such Account, together with all other Accounts owing by Macy’s as of any date of determination, exceed 25% of all Eligible Accounts;

(s)         Accounts that are payable in any currency other than Dollars; or

(t)          Accounts that are otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

“Eligible Domestic Retail Accounts” means Eligible Accounts of the Borrower owed by an Account Debtor that is located in the United States, Puerto Rico or Canada; provided that such term shall only include Accounts owed by Perfumania if and for so long as Borrower is accepting inventory returns from Perfumania.

CREDIT AGREEMENT
PARLUX LTD.

“Eligible Inventory” means Inventory owned by the Borrower, located in the United States of America, and reflected as inventory on Parlux’s balance sheet (as of the date of determination), valued at the lower of cost or market, on a first-in, first-out basis, other than the following:

(a)         Inventory that is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s performance with respect to that Inventory), except any applicable Customary Permitted Liens and the Liens in favor of the Administrative Agent, on behalf of itself and Lenders;

(b)         Inventory that (i) is not located on premises owned, leased or rented by Borrower and set forth in Schedule 4 to the Guaranty and Security Agreement, (ii) is stored at a leased location, unless the Administrative Agent has given its prior consent thereto and unless (x) a reasonably satisfactory and duly executed landlord waiver (as applicable) has been delivered to the Administrative Agent, or (y) Reserves satisfactory to the Administrative Agent have been established with respect thereto, (iii) is stored with a processor, other bailee or warehouseman unless a reasonably satisfactory and duly executed processor agreement or bailee letter (as applicable) has been received by Administrative Agent and Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage in favor of a lender other than Administrative Agent, unless a reasonably satisfactory and duly executed mortgagee waiver has been delivered to the Administrative Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)         Inventory that is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Borrower as to which the Administrative Agent’s Liens have been perfected at origin and destination;

(d)         Inventory that is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Administrative Agent, on behalf of itself and Lenders;

(e)         Inventory that is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(f)          Inventory that consists of display items, packing or shipping materials, manufacturing supplies, raw materials, components, work-in-process (other than Semi-Finished Inventory) or replacement parts;

(g)         Inventory that consists of goods which have been returned by the buyer (other than returned goods that have been refurbished by Borrower and that are ready for sale) or have been designed by Borrower as being on hold;

(h)         Inventory that is not of a type held for sale in the ordinary course of business of Borrower;

(i)          Inventory that is not subject to a first priority lien in favor of the Administrative Agent on behalf of itself and Lenders;

CREDIT AGREEMENT
PARLUX LTD.

(j)           Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(k)          Inventory that is not covered by casualty insurance reasonably acceptable to the Administrative Agent;

(l)           Inventory subject to any licensing, trademark, trade name or copyright agreements with any third party which either: (i) expires within 12 months of any date of determination; or (ii) would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies) unless in either case a licensor agreement reasonably satisfactory to the Administrative Agent has been executed by such third party and Borrower and delivered to the Administrative Agent;

(m)        Inventory that is Slow-Moving Inventory; or Inventory that is otherwise unacceptable to the Administrative Agent in its reasonable credit judgment.

“Eligible Inventory Advance Rate” shall mean, with respect to any Account, the lesser of (i) 40% of the net amount of Eligible Inventory sold under such Account (valued at the lower of cost or market, on a first-in, first-out basis) and (ii) 50% of the Net Orderly Liquidation Value of such Eligible Inventory.

“Eligible Slow-Moving Inventory” means Inventory that would otherwise constitute Eligible Inventory but solely for the fact that it is Slow-Moving Inventory; provided, however, that Inventory that has not been launched for sale shall not be considered Eligible Slow-Moving Inventory if it has been in Borrower’s possession for more than three months.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

CREDIT AGREEMENT
PARLUX LTD.

“ERISA Event” means any of the following:  (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the greater of (a) the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of such Interest Period and (b) the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for an Interest Period of three months appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of such Interest Period .  In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Revolving Loan that bears interest based on the Eurodollar Rate.

CREDIT AGREEMENT
PARLUX LTD.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance at such time exceeds (b) the aggregate Revolving Credit Outstandings at such time.

“Excluded Foreign Subsidiary” means any Subsidiary that is not a Domestic Person and in respect of which any of (a) the pledge of all of the Stock of such Subsidiary as Collateral for any Obligation of the Borrower, (b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligation of the Borrower or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligation of Holdings, the Borrower or any Domestic Person would, in the good faith judgment of the Borrower, result in materially adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that (x) the Administrative Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary” and (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if, with substantially similar tax consequences, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letter” means the Fee Letter of even date herewith between the Borrower and GE Capital.

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.

“Fiscal Month” shall mean any of the monthly accounting periods of Holdings.

“Fiscal Quarter” shall mean any of the quarterly accounting periods of Holdings.

“Fiscal Year” shall mean the 12-month accounting period of Holdings ending March 31st of each year.  Subsequent changes of the fiscal year of Holdings shall not change the term “Fiscal Year” as used herein unless the Requisite Lenders and the Administrative Agent shall consent in writing to such change.

CREDIT AGREEMENT
PARLUX LTD.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.  Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

“GE Capital” has the meaning given such term in the preamble to this Agreement.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Gross Margin Reserve” means, as of any date of determination thereof, the book value of Eligible Domestic Retail Accounts at such time multiplied by the Borrower’s trailing twelve month gross profit percentage for sales arising from the creation of such Accounts.

“Group Members” means, collectively, Holdings, the Borrower, and all other Subsidiaries (if any) of Holdings.

“Group Members’ Accountants” means Marcum Rachlin, a division of Marcum LLP, or other nationally-recognized independent registered certified public accountants acceptable to the Administrative Agent.

“Guarantor” means Holdings; each Wholly Owned Subsidiary of Holdings (if any) listed on Schedule 4.3 (other than the Borrower or an Excluded Foreign Subsidiary) and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower, Holdings and any other Guarantors from time to time party thereto.

CREDIT AGREEMENT
PARLUX LTD.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business.  The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured:  (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than (i) trade payables incurred in the ordinary course of business and (ii) royalties or similar payments owed to any licensor with respect to any IP License, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Scheduled Revolving Credit Termination Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 11.4.

CREDIT AGREEMENT
PARLUX LTD.

“Indemnitee” has the meaning specified in Section 11.4.

“Initial Projections” means those financial projections, dated June 3, 2010, covering the Fiscal Years ending in 2011 through 2013 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, or 3 months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period ending after the Scheduled Revolving Credit Termination Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000 and (e) there shall be outstanding at any one time no more than 4 Interest Periods.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process (including Semi-Finished Inventory) and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiary’s custody or possession, including inventory on the premises of others and items in transit.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business,  or (d) to make, directly or indirectly, any contribution to the capital of any other Person..

CREDIT AGREEMENT
PARLUX LTD.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Lender” means, collectively, any financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender under this Agreement.

“Loan Documents” means, collectively, this Agreement, the Fee Letter, any Notes, the Guaranty and Security Agreement, any Mortgages and Mortgage Supporting Documents, the Control Agreements, the Secured Hedging Agreements and, when executed, each other document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means each Borrower and each Guarantor.

“Macy’s” means Macy’s, Inc. and its Affiliates.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

CREDIT AGREEMENT
PARLUX LTD.

“Material Environmental Liabilities” means Environmental Liabilities exceeding the Material Liability Amount in the aggregate.

“Material Indebtedness” means any Indebtedness of any Group Member having a principal amount equal to or greater than the Material Liability Amount (other than the Obligations or Indebtedness under any Hedging Agreement).

“Material Liability Amount” means $1,000,000.

“Maximum Inventory Availability Amount” means $10,000,000.

“Maximum Revolving Loan Balance” has the meaning specified in Section 2.1(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.

“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports, and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to such Liens as the Administrative Agent may approve.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Net Liquidity” means, as of any date of determination thereof, the sum of (i) the Borrower’s Unrestricted Cash Assets as of such date plus (ii) the Excess Availability as of such date.

CREDIT AGREEMENT
PARLUX LTD.

“Net Orderly Liquidation Value” means, as of any date of determination thereof and with respect to any Inventory, the cash proceeds of such Inventory which could be obtained in an orderly liquidation of such Inventory (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs) as determined by the Administrative Agent pursuant to the most recent third-party appraisal of such Inventory (in form, scope and methodology acceptable to the Administrative Agent in its reasonable credit judgment) delivered to Administrative Agent by an appraiser reasonably acceptable to Administrative Agent.

“Non-Funding Lender” has the meaning specified in Section 2.2(c).

“Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment.

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.10.

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any other Indemnitee, any participant, any SPV or any Secured Hedging Counterparty arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Revolving Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document.

“Other Taxes” has the meaning specified in Section 2.17(c).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Perfumania” means Perfumania Holdings, Inc., a Florida corporation, and its Affiliates (including Quality King Distributors, Inc. but excluding any Group Members).

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

CREDIT AGREEMENT
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“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Loan Document.

“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Loan Document.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Loan Document.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(c).

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).

“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

Pro Rata Outstandings”, of any Lender at any time, means the sum of the outstanding principal amount of Revolving Loans owing to such Lender.

“Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (a) the sum of the Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the Pro Rata Outstandings hereunder) of such Lender then in effect by (b) the sum of the Revolving Credit Commitments (or, if such Revolving Credit  Commitments are terminated, the Pro Rata Outstandings hereunder) of all Lenders then in effect; provided, however, that, if there are no Revolving Credit Commitments and no Pro Rata Outstandings hereunder, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

“Register” has the meaning specified in Section 2.14(b).

CREDIT AGREEMENT
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“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower (other than Perfumania).

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 180th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.

“Related Person” means, with respect to any Person, each Affiliate of such Person (with respect to Borrower, “Affiliate” shall not include Perfumania) and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the Pro Rata Outstandings) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender.

“Requirements of Law” means, with respect to any Person, collectively, all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

CREDIT AGREEMENT
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“Reserves” means, with respect to the Borrowing Base, (a) the Gross Margin Reserve, and (b) such other reserves against Eligible Accounts, Eligible Inventory or availability of the Revolving Credit Commitments hereunder that the Administrative Agent may, in its reasonable credit judgment, establish from time to time.  Without limiting the generality of the foregoing, (i) Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be a reasonable exercise of Administrative Agent’s credit judgment and (ii) the Administrative Agent may, in its discretion, exclude from the Borrowing Base, or impose Reserves with respect to, Inventory at each such location where a landlord agreement or bailee or mortgagee wavier is not obtained.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, chief financial officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered pursuant to Section 3.1,and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Revolving Credit Commitments on the date hereof equals $20,000,000.

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans.

“Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, the aggregate principal amount of the Revolving Loans.

“Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

“Revolving Loan” has the meaning specified in Section 2.1(a).

CREDIT AGREEMENT
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“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Scheduled Revolving Credit Termination Date” means the second (2nd) anniversary of the date of this Agreement.

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 8.1(f).

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement with a Loan Party if such Hedging Agreement was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

“Secured Parties” means the Lenders, the Administrative Agent, any Secured Hedging Counterparty, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Securities” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Semi-Finished Inventory” means Inventory consisting of bottled perfume and ancillary saleable products that would constitute finished goods except that it has not yet been included in a box or gift set.

“Slow-Moving Inventory” means, as of any date of determination thereof, either (i) any Inventory that as of such date has been in the Borrower’s possession or control for more than 360 days or (ii) any Inventory of a type the aggregate value of which as of such date (valued at the lower of cost or market, on a first-in, first-out basis) exceeds the Borrower’s trailing twelve month sales thereof unless such Inventory consists of a product the initial sale of which by the Borrower has not been launched or was launched within the last twelve months.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

CREDIT AGREEMENT
PARLUX LTD.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Substitute Lender” has the meaning specified in Section 2.18(a).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.17(a).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

CREDIT AGREEMENT
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“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“Unrestricted Cash Assets” means cash and Cash Equivalents of the Borrower that are not subject to any right, claim, security interest or other interest of any other Person (other than Liens in favor of the Administrative Agent, on behalf of itself and Lenders, and Customary Permitted Liens of a type described in clause (b) of the definition herein of such term) and that are not held in an escrow, trust, payroll, sales tax, customs, duty or other special account.

“Unused Commitment Fee” has the meaning specified in Section 2.11.

“U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

    Section 1.2    UCC Terms.  The following terms have the meanings given to them in the applicable UCC:  “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “securities account”, “securities intermediary” and “security entitlement”.

CREDIT AGREEMENT
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Section 1.3    Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VIII shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

Section 1.4    Payments.  The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party.  Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 1.5    Interpretation.  (a)  Certain Terms.  Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property” which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property).  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole.  In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  In any other case, the term “including” when used in any Loan Document means “including without limitation.”  The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.

(a)          Certain References.  Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time.  Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

CREDIT AGREEMENT
PARLUX LTD.

ARTICLE 2

THE REVOLVING CREDIT FACILITY

Section 2.1    Revolving Credit Commitments.  (a)  On the terms and subject to the conditions contained in this Agreement, each Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that (1) not more than $500,000 in Revolving Loans may be borrowed on the date of this Agreement and (2) after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this Section 2.1 may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(i)         the Borrowing Base then in effect, or

(ii)        the aggregate Revolving Credit Commitments then in effect;

less, in either case, the sum of such Reserves as may be imposed by the Administrative Agent in its reasonable credit judgment.

(b)           If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

Section 2.2    Borrowing Procedures.  (a)  Notice From the Borrower.  Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing.  Revolving Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.  Each Borrowing shall be in an aggregate amount that is a minimum amount of $100,000 and an integral multiple of $10,000.

CREDIT AGREEMENT
PARLUX LTD.

(a)          Notice to Each Lender.  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate.  Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing.  Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

(b)         Non-Funding Lenders.  Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Revolving Loan that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  Any Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Revolving Loan, at the interest rate applicable at the time to such Revolving Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans.  Such repayment shall then constitute the funding of the corresponding Revolving Loan (including any Revolving Loan deemed to have been made hereunder with such payment) or participation.  If any Non-Funding Lender fails to pay the amount of its share of any Revolving Loan upon Agent’s demand therefor, Agent shall promptly notify Borrower of such failure and Borrower shall immediately repay such amount to Agent.  The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

CREDIT AGREEMENT
PARLUX LTD.

Section 2.3     [Reserved].

Section 2.4     [Reserved].

Section 2.5     Reduction and Termination of the Commitments.

(a)          Optional.  The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b)         Mandatory.  All outstanding Revolving Credit Commitments shall terminate on the Scheduled Revolving Credit Termination Date.

Section 2.6     Repayment of Loans.  The Borrower promises to repay the entire unpaid principal amount of all of the Revolving Loans on the Scheduled Revolving Credit Termination Date.

Section 2.7    Optional Prepayments.  The Borrower may prepay the outstanding principal amount of any Revolving Loan in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that each partial prepayment that is not of the entire outstanding amount under the Revolving Credit Facility shall be in an aggregate amount that is an integral multiple of $500,000.

Section 2.8    Mandatory Prepayments.  (a)  Equity and Debt Issuances. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) the issuance or Sale by Holdings of its own Stock (other than any issuance of common Stock of Holdings occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds or (ii) the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon any of clauses (a) through (h) of Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds.

(a)          Asset Sales and Property Loss Events.  Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon any of clauses (a) through (e) of Section 8.4 or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $500,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds.

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(b)          Excess Outstandings.  On any date on which the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.

(c)          Application of Payments.  Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

Section 2.9     Interest.  (a)  Rate.  All Revolving Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of Revolving Loans, on the unpaid principal amount thereof from the date such Revolving Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:  (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.

(a)          Payments.  Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Revolving Loan, (A) at maturity (whether by acceleration or otherwise), and (B)(1) if such Revolving Loan is a Base Rate Loan, on the last day of each calendar month commencing on the first such day following the making of such Revolving Loan, (2) if such Revolving Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Revolving Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise).

(b)         Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Section 9.1(e)(ii) or (B) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is two percentage points (2.00%) per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

(c)          Savings Clause.  Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

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Section 2.10   Conversion and Continuation Options.  (a)  Option.  The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be in a minimum amount of $100,000 and an integral multiple of $10,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.

(a)          Procedure.  Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit E (a “Notice of Conversion or Continuation”) duly completed.  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan.  Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share.

Section 2.11   Fees.  (a)  Unused Commitment Fee.  The Borrower shall pay to each Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans (the “Unused Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to the Applicable Margin, payable in arrears (x) on the last day of each calendar month and (y) on the Revolving Credit Termination Date.

(a)          Fee Letter.  Borrower shall pay each of the other fees specified in the Fee letter on the applicable due date thereof specified in the Fee Letter.

(b)          Additional Fees.  The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs).

Section 2.12   Application of Payments.  (a)  Application of Voluntary Prepayments.  Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates.

(a)          Application of Mandatory Prepayments.  Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the Revolving Loans, second, in the case of any payment required pursuant to Section 2.8(c), and, then, any excess shall be retained by the Borrower.

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(b)         Application of Payments During an Event of Default.  Each of Holdings and the Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of the Revolving Credit Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (iii) third, to pay interest and fees then due and payable in respect of the Revolving Loans, (iv) fourth, to repay the outstanding principal amounts of the Revolving Loans, (v) fifth,  to pay amounts owing with respect to Secured Hedging Agreements, and (vi) sixth, to the ratable payment of all other Obligations.

(c)          Application of Payments Generally.  All payments that would otherwise be allocated to the Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender, in each case for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans.  All repayments of any Revolving Loans shall be applied first, to repay such Revolving Loans outstanding as Base Rate Loans and then, to repay such Revolving Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.  If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations.  Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.13   Payments and Computations.  (a)  Procedure.  The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer or ACH transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

ABA No.: Account Number: Bank Name: Account Name: Reference:	021-001-033 502-797-91 Deutsche Bank Trust Company Americas, New York, New York GECC/CAF Depository, GE Capital Re: Parlux CFK1381

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12.  The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Payments received by the Administrative Agent after 11:00 a.m. shall be deemed to be received on the next Business Day.

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(a)          Computations of Interests and Fees.  All computations of interest and of fees shall be made by the Administrative Agent  on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(b)          Payment Dates.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(c)          Advancing Payments.  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

Section 2.14   Evidence of Debt.  (a)  Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Revolving Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Revolving Credit Commitment and in any right to receive any payment hereunder.

(a)          Records of Administrative Agent.  The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent and each Lender in the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Revolving Loan and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect)), (2) the Revolving Credit Commitments of each Lender, (3) the amount of each Revolving Loan and each funding of any participation described in clause (A) above, for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

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(b)         Registered Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the Revolving Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their respective assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.14 and Section 11.2 shall be construed so that the Revolving Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(c)          Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Revolving Loans in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent, the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent, such Lender at any reasonable time and from time to time upon reasonable prior notice.  No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.

(d)          Notes.  Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Revolving Loans of such Lender and substantially in the form of Exhibit B; provided, however, that only one Note shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances.  Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Revolving Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.15    Suspension of Eurodollar Rate Option.  Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a)          Interest Rate Unascertainable, Inadequate or Unfair.  In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b)          Illegality.  If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

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(c)          Effect of Suspension.  If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.16   Breakage Costs; Increased Costs; Capital Requirements.  (a)  Breakage Costs.  The Borrower shall compensate each Lender, upon demand from such Lender to such Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(a)          Increased Costs.  If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such increased cost.

(b)          Increased Capital Requirements.  If at any time any Lender that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender’s (or any corporation controlling such Lender) as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or corporation, such Lender or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

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(c)          Compensation Certificate.  Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Notwithstanding the foregoing, (i) the applicable Lender shall take such actions (including changing the office of location of the funding of the Revolving Loans) that the Borrower may reasonably request in order to reduce the amounts payable under Sections 2.16(b) and (c); provided that the Borrower shall reimburse such Lender for any costs incurred by such Lender in doing so to the extent that such Lender reasonably determines that such costs are allocable to the Borrower with respect to the existence of such Lender’s Revolving Loans or Revolving Credit Commitment; provided further that such Lender shall only be required to take such actions if it determines in good faith that such actions would not be disadvantageous to it, and (ii) the Borrower shall not be required to compensate a Lender under Section 2.16(b) or (c) for any costs or additional amounts arising more than 90 days prior to the date that such Lender notifies the Borrower of the event giving rise to such costs and amounts of such Lender’s intention to claim compensation therefor and, if the event giving rise to such increased costs and amounts is retroactive, then the 90-day period referred to in this clause (ii) shall be extended to include the period of retroactive effect therefor.

Section 2.17   Taxes.  (a)  Payments Free and Clear of Taxes.  Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.

(a)          Gross-Up.  If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), except in each case to the extent such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.18 (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).

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(b)          Other Taxes.  In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.

(c)          Indemnification.  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

(d)         Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(e)          Tax Forms.  (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

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(i)         Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(ii)        Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent.

Section 2.18   Substitution of Lenders.  (a)  Substitution Right.  In the event that any Lender that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan, (iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes), (iv) becomes a Non-Funding Lender or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, the Borrower may either pay in full such Affected Lender with respect to amounts due  with the consent of the Administrative Agent or substitute for such Affected Lender any other Lender or any Affiliate or Approved Fund of any other Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).

(a)          Procedure.  To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under the Revolving Credit Facility, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to the Revolving Credit Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in the Revolving Credit Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Revolving Credit Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(c) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Revolving Credit Commitment of the Affected Lender.

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(b)         Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Revolving Credit Commitment shall be terminated and (ii) in the case of any substitution in the Revolving Credit Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Revolving Credit Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Revolving Credit Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Revolving Credit Commitment in the amount of such Affected Lender’s Revolving Credit Commitment and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to the Revolving Credit Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 2.19   Eligible Accounts.  All of the Accounts owned by Borrower and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate delivered by Borrower to the Administrative Agent shall be “Eligible Accounts” for purposes of this Agreement.  The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment.  In addition, the Administrative Agent reserves the right, at any time and from time to time after the date of this Agreement, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Required Lenders in the case of adjustments which have the effect of making more credit available.

Section 2.20   Eligible Inventory.  All of the Inventory owned by the Borrower and properly reflected as “Eligible Inventory” in the most recent Borrowing Base Certificate delivered by Borrower to the Administrative Agent shall be “Eligible Inventory” for purposes of this Agreement.  the Administrative Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment.  In addition, the Administrative Agent reserves the right, at any time and from time to time after the date of this Agreement, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Required Lenders in the case of adjustments which have the effect of making more credit available.

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ARTICLE 3

CONDITIONS TO REVOLVING LOANS

Section 3.1    Conditions Precedent to Initial Revolving Loans.  The obligation of each Lender to make any Revolving Loan on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent on or before June 25, 2010:

(a)          Certain Documents.  The Administrative Agent shall have received on or prior to the date of this Agreement each of the following, each dated the date of this Agreement unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender:

(i)         this Agreement duly executed by Holdings and the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the date of this Agreement (or such later date as may be agreed by the Borrower), Notes conforming to the requirements set forth in Section 2.14(e);

(ii)        the Fee Letter duly executed by the Borrower and Holdings;

(iii)       the Guaranty and Security Agreement, duly executed by Borrower and Holdings, together with (A) evidence satisfactory to the Administrative Agent that the Administrative Agent (for the benefit of itself and the Lenders) has valid and perfected security interests in the Collateral covered by the Guaranty and Security Agreement, including the filing of financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of such security interests), (B) copies of UCC financing statement, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in such Collateral, in each case as may be reasonably requested by the Administrative Agent, (C) all documents representing all Securities being pledged pursuant to the Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank and (D) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the date of this Agreement, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(iv)       duly executed favorable opinions of counsel to the Loan Parties, each addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(v)        a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

(vi)       a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

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(vii)      a certificate of a Responsible Officer of the Borrower to the effect that (A) the condition set forth in Section 3.1(c) has been satisfied, and (B) attached thereto are complete and correct copies of received the historical and pro forma financial statements and the Initial Projections set forth in Section 4.4;

(viii)     a duly executed Borrowing Base Certificate, certified by a Responsible Officer of the Borrower and dated no earlier than June 18, 2010;

(ix)        insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

(x)         the Administrative Agent, on behalf of Lenders, shall have received such duly executed landlord waives. processor agreements, licensor agreements, and bailee letters as are required to make a sufficient amount of Borrower’s Inventory constitute Eligible Inventory so as to satisfy the requirement of Section 3.1(d);

(xi)        the Administrative Agent shall have received the report of a satisfactory field examination by the Administrative Agent or its representatives of the Group Members’ respective business, operations, financial condition and assets and satisfactory pre-funding audit and borrowing base review; and

(xii)       such other documents and information as any Lender through the Administrative Agent may reasonably request.

(b)         Fee and Expenses.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the date of this Agreement.

(c)         Consents.  Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the other  Loan Documents.

(d)         Minimum Net Liquidity; Maximum Total Indebtedness.  The Administrative Agent shall have received evidence satisfactory to it that, after giving effect to the funding of the initial Revolving Loans (on a pro forma basis and with Borrower’s trade payables being paid currently and its expenses and liabilities being paid in the ordinary course of business and without acceleration of its sales and without deterioration of its working capital),  (i) Net Liquidity as of the date of this Agreement shall be not less than $12,500,000 and (ii) the total Indebtedness of any and all Group Members shall not exceed $500,000.

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Section 3.2     Conditions Precedent to Each Revolving Loan.  The obligation of each Lender on any date (including the Closing Date) to make any Revolving Loan is subject to the satisfaction of each of the following conditions precedent:

(a)         Request.  The Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing.

(b)         Representations and Warranties; No Defaults.  The following statements shall be true on such date, both before and after giving effect to the making of such Revolving Loan:  (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

(c)         Additional Matters.  The Administrative Agent shall have received such additional documents and information as any Lender, through the Administrative Agent, may reasonably request.

The representations and warranties set forth in any Notice of Borrowing (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Revolving Loan and the acceptance of the proceeds thereof.

Section 3.3     Determinations of Initial Borrowing Conditions.  For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of the date of this Agreement and on and as of the date of each Revolving Loan:

Section 4.1    Corporate Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

Section 4.2    Loan and Other Documents.  (a) Power and Authority.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than the filings required to perfect the Liens created by the Loan Documents.

(a)          Due Execution and Delivery.  From and after its delivery to the Administrative Agent, each Loan Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms.

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Section 4.3    Ownership of Group Members.  Set forth on Schedule 4.3 is a complete and accurate list showing, as of the date of this Agreement, for each Group Member (other than Holdings) and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the date of this Agreement and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or Holdings.  All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Borrower, by Holdings) and all such Stock (other than Stock of Holdings) is  free and clear of all Liens other than the security interests created by the Loan Documents and, in the case of joint ventures, Permitted Liens.  There are no Stock Equivalents with respect to the Stock of any Group Member (other than Holdings) or any Subsidiary of any Group Member or any joint venture of any of them and, as of the date of this Agreement, except as set forth on Schedule 4.3, there are no Stock Equivalents with respect to the Stock of Holdings.  There are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.

Section 4.4    Financial Statements.  (a)  Each of (i) the draft Consolidated balance sheet of Holdings as at March 31, 2010 and the related draft Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended (collectively, the “Draft Annual Financial Statements”), and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheets of Holdings as at May 31, 2010 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the two Fiscal Months then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Holdings and its Subsidiaries as at the dates indicated and for the periods indicated in accordance with GAAP. The final audited Consolidated balance sheet of Holdings as at March 31, 2010 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended certified by Marcum Rachlin, a division of Marcum LLP, that will be filed by Holdings with the SEC on or about June 29, 2010 will not be materially different from the Draft Annual Financial Statements.

(a)           The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Holdings and its Subsidiaries and reflect projections for the three-year period beginning on April 1, 2010 on a monthly basis for the first year and on a year-by-year basis thereafter.  As of the date of this Agreement, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the date of this Agreement and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of Holdings and its Subsidiaries and the other information projected therein for the periods set forth therein.

(b)           The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of May 31, 2010 and reflects as of such date, on a pro forma basis for the other transactions contemplated herein to occur on the date of this Agreement, the Consolidated financial condition of Holdings, and the assumptions expressed therein are reasonable based on the information available to Holdings and the Borrower at such date and on the date of this Agreement.

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Section 4.5     Material Adverse Effect.  Since March 31, 2010, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 4.6    Solvency.  Both before and after giving effect to (a) the Revolving Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Revolving Loans, and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Loan Parties taken as a whole and the Borrower are Solvent.

Section 4.7    Litigation.  There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that cannot reasonably be expected to affect the Obligations and the Loan Documents, and would not, in the aggregate, have a Material Adverse Effect.

Section 4.8    Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  Except as set forth on Schedule 4.8, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

Section 4.9    Margin Regulations.  The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Revolving Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10   No Burdensome Obligations; No Defaults.  No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect.  No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that would not, in the aggregate, have a Material Adverse Effect.

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Section 4.11   Investment Company Act.  No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 4.12   Labor Matters.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect.  Except as set forth on Schedule 4.12, as of the date of this Agreement, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.

Section 4.13   ERISA.  Schedule 4.13 sets forth, as of the date of this Agreement, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the date of this Agreement, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.  No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

Section 4.14   Environmental Matters.  Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) each Group Member has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

CREDIT AGREEMENT
PARLUX LTD.

Section 4.15   Intellectual Property.  Each Group Member owns or licenses all Intellectual Property that is necessary for the operations of its businesses.  To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.  In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.

Section 4.16   Title; Real Property.  (a)  Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(a)           Set forth on Schedule 4.16 is, as of the date of this Agreement, (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) for each such real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

Section 4.17   Full Disclosure.  The information prepared or furnished by or on behalf of any Group Member in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document but excluding any Disclosure Document prepared by the Administrative Agent or any Lender) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount.  All projections that are part of such information (including those set forth in any Projections delivered subsequent to the date of this Agreement) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein.  All facts known to any Group Member and material to an understanding of the financial condition, business, property or prospects of the Group Member taken as one enterprise have been disclosed to the Lenders.

Section 4.18   Patriot Act.    No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

CREDIT AGREEMENT
PARLUX LTD.

ARTICLE 5

FINANCIAL COVENANTS

As long as any Obligation or any Revolving Credit Commitment remains outstanding, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to comply with each of the following covenants for each Fiscal Month ending after the date of this Agreement; provided, however, that Holdings and Borrower shall be obligated to comply with the covenants in Sections 5.1, 5.2 and 5.3 below only if Net Liquidity was less than (i) $12,500,000 at any time during the period beginning on the date of this Agreement and ending on October 31, 2010 or (ii) $15,000,000 at any time on or after November 1, 2010:

Section 5.1    Minimum Consolidated EBITDA.  Holdings shall not have, on the last day of each Fiscal Month shown below, a Consolidated EBITDA  for the 12 Fiscal Month period ending on such day (or, in the case of any Fiscal Month shown below that ends on or prior to March 31, 2011, for the cumulative period beginning on April 1, 2010 and ending on the last day of such Fiscal Month) less than the minimum amount set forth for such Fiscal Month below:

CREDIT AGREEMENT
PARLUX LTD.

FISCAL MONTH ENDING	MINIMUM CONSOLIDATED EBITDA
July 31, 2010	*
August 31, 2010	*
September 30, 2010	*
October 31. 2010	*
November 30, 2010	*
December 31, 2010	*
January 31, 2011	*
February 28, 2011	*
March 31. 2011	*
April 30, 2011	*
May 31, 2011	*
June 30, 2011	*
July 31. 2011	*
August 31. 2011	*
September 30, 2011	*
October 31, 2011	*
November 30, 2011	*
December 31, 2011	*
January 31, 2012	*
February 28, 2012	*
March 31, 2012	*
April 30, 2012	*
May 31, 2012	*
June 30, 2012	*
____________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

CREDIT AGREEMENT
PARLUX LTD.

Section 5.2    Minimum Consolidated Interest Coverage Ratio.  Holdings shall not have, on the last day of each Fiscal Month shown below, a Consolidated Interest Coverage Ratio for the 12 Fiscal Month period ending on such day (or, in the case of any Fiscal Month shown below that ends on or prior to March 31, 2011, for the cumulative period beginning on April 1, 2010 and ending on the last day of such Fiscal Month) less than the minimum ratio set forth for such Fiscal Month below:

FISCAL MONTH ENDING	MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO

September 30, 2010 or thereafter	8.00 to 1.00

Section 5.3    Maximum Capital Expenditures.  No Group Member shall incur, or permit to be incurred, Capital Expenditures in the aggregate during each Fiscal Year set forth below in excess of the maximum amount set forth below for such Fiscal Year:

FISCAL YEAR ENDING	MAXIMUM CAPITAL EXPENDITURES

Fiscal Year 2011	$1,500,000
Fiscal Year 2012	$1,000,000
Fiscal Year 2013	$1,000,000

provided, however, that, to the extent that actual Capital Expenditures incurred in any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 50% of the difference between such stated maximum amount and such actual Capital Expenditures shall, in addition to any amount permitted above, be available for Capital Expenditures in the next succeeding Fiscal Year; and provided, further, that any Capital Expenditures incurred in any Fiscal Year shall be deemed to have been incurred first, in respect of amounts permitted pursuant to this Section 5.3 without giving effect to the preceding proviso and then, in respect of any amount permitted solely by reason of the preceding proviso.

CREDIT AGREEMENT
PARLUX LTD.

ARTICLE 6

REPORTING COVENANTS

As long as any Obligation or any Revolving Credit Commitment remains outstanding, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to comply with each of the following covenants:

Section 6.1    Financial Statements.  The Borrower shall deliver to the Administrative Agent each of the following:

(a)           Monthly Reports.  As soon as available, and in any event within 30 days after the end of each fiscal month in each Fiscal Quarter, the Consolidated unaudited balance sheet of Holdings as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b)           Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c)           Annual Reports.  As soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States' Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article V is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof.

CREDIT AGREEMENT
PARLUX LTD.

(d)           Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (a), (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, demonstrates compliance with each financial covenant contained in Article V (regardless of whether or not Holdings and Borrower are required at such time to comply with all such covenants) and states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(e)           Corporate Chart and Other Collateral Updates.  As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(f)           Additional Projections.  As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared by management of the Borrower (A) for each Fiscal Quarter in such next succeeding Fiscal Year and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Scheduled Revolving Credit Termination Date, in each case including in such forecasts (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.

(g)           Management Discussion and Analysis.  Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

(h)           Intercompany Loan Balances.  Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(i)           Audit Reports, Management Letters, Etc.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

CREDIT AGREEMENT
PARLUX LTD.

(j)           Insurance.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.

(k)           Borrowing Base Certificate.  As soon as available and in any event within one (1) Business Day after the end of each calendar week, and at such other times as the Administrative Agent may reasonably require, a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer, setting forth the Borrowing Base as at the end of the most-recently ended fiscal month or as at such other date as the Administrative Agent may reasonably require.

(l)           Other Borrowing Base Reports.

(i)           Concurrently with the delivery of the first Borrowing Base Certificate in each Fiscal Month, a summary of the Borrower’s Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(ii)           Concurrently with the delivery of the first Borrowing Base Certificate in each Fiscal Month, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days, 91 days to 120 days and 121 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(iii)           On a weekly basis (or a monthly basis if and for so long as the Revolving Credit Outstandings are zero) or at such more frequent intervals as the Administrative Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the date of this Agreement), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion each of which shall be prepared by the Borrower as of the last day of the immediately preceding week (or month as provided above) or the date 2 days prior to the date of any request;

(iv)           to the Administrative Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 6.1(a);

(1)           a reconciliation of the most recent Borrowing Base, general ledger and month-end Inventory reports of Borrower to Borrower’s general ledger and monthly financial statements delivered pursuant to Section 6.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(2)           a reconciliation of the perpetual inventory by location to Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Section 6.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

CREDIT AGREEMENT
PARLUX LTD.

(3)           an aging of accounts payable and a reconciliation of that accounts payable aging to Borrower’s general ledger and monthly Financial Statements delivered pursuant to this Section 6.1, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(4)           a reconciliation of the outstanding Revolving Loans as set forth in the monthly loan account statement provided by the Administrative Agent to Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 6.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

(m)           Government Contracts.  At the time of delivery of each of the quarterly financial statements delivered pursuant to Section 6.1, (i) a listing of government contracts of  Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Group Member with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

(n)           Audits.  Upon the request of the Administrative Agent, at any time if an Event of Default shall have occurred and be continuing but otherwise not more often than three times in each period of twelve consecutive months, the Borrower will obtain and deliver at Borrower’s expense to the Administrative Agent a report of an independent collateral auditor satisfactory to the Administrative Agent with respect to the Accounts and Inventory of the Group Members.

(o)           Inventory Appraisals.  From time to time the Administrative Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Administrative Agent stating the then current Net Orderly Liquidation Value of all or any portion of the Inventory of the Borrower; provided that, if no Default or Event of Default shall have occurred and be then continuing, Borrower shall not be liable for the expense of more than two such appraisals in any period of twelve consecutive months.

CREDIT AGREEMENT
PARLUX LTD.

Section 6.2    Other Events.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible officer of any Group Member knows or has reason to know of it:  (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $1,000,000 or (iii) if adversely determined would have a Material Adverse Effect, (d) the acquisition of any material real property or the entering into any material lease, (e) if the Accounts owing by any Account Debtor and its Affiliates (other than Perfumania and Macy’s) to Borrower and its Subsidiaries exceed ten percent (10%) of all Accounts owing by all Account Debtors as of any date, and (f) if the Accounts owing by Macy’s to Borrower and its Subsidiaries exceed twenty-five percent (25%) of all Accounts owing by all Account Debtors as of any date.

Section 6.3    Copies of Notices and Reports.  The Borrower shall promptly deliver to the Administrative Agent copies of each of the following:  (a) all reports that Holdings transmits to its security holders generally, (b) to the extent not publicly available through EDGAR or other similar service, all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public, and (d) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.

Section 6.4    Taxes.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

Section 6.5    Labor Matters.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).

CREDIT AGREEMENT
PARLUX LTD.

Section 6.6    ERISA Matters.  The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.7    Environmental Matters.  (a)  The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith):  (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of the Material Liability Amount, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of the Material Liability Amount.

(a)           Upon request of the Administrative Agent, the Borrower shall provide the Administrative Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the Administrative Agent to result in material Environmental Liabilities.

Section 6.8    Other Information.  The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

CREDIT AGREEMENT
PARLUX LTD.

ARTICLE 7

AFFIRMATIVE COVENANTS

As long as any Obligation or any Revolving Credit Commitment remains outstanding, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders  and the Administrative Agent to comply with each of the following covenants:

Section 7.1    Maintenance of Corporate Existence.  Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

Section 7.2    Compliance with Laws, Etc.  Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

Section 7.3    Payment of Obligations.  Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.

Section 7.4    Maintenance of Property.  Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.

CREDIT AGREEMENT
PARLUX LTD.

Section 7.5    Maintenance of Insurance.  Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, flood insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 45 days’ notice thereof to the Administrative Agent.

Section 7.6    Keeping of Books.  The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 7.7    Access to Books and Property.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member, (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member and (d) inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that the Administrative Agent considers advisable.  Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.

Section 7.8    Environmental.  Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

CREDIT AGREEMENT
PARLUX LTD.

Section 7.9     Use of Proceeds.  The proceeds of the Revolving Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) for the payment of transaction costs, fees and expenses relating to the Revolving Credit Facility, (b) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein and (c) for working capital and general corporate and similar purposes.

Section 7.10   Additional Collateral and Guaranties.  To the extent not delivered to the Administrative Agent on or before the date of this Agreement (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the date of this Agreement), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

(a)           deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

(i)          (A) each Subsidiary of any Loan Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Borrower and (B) each Wholly Owned Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower; and

(ii)         each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party;

provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation;

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(b)           deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents and other Securities pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c)           to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the date of this Agreement (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request; and

(d)           deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

Section 7.11    Deposit Accounts; Securities Accounts; Cash Collateral Accounts; Maximum Cash and Cash Equivalents.  (a)  Each Group Member (other than Excluded Foreign Subsidiaries) shall have a lockbox arrangement reasonably satisfactory to the Administrative Agent in place on the date of this Agreement with Regions Bank (or another depository institution reasonably satisfactory to the Administrative Agent) for the receipt of payments on its Accounts in the form of checks and other written instruments for the payment of money and commencing on the date of this Agreement each such Group Member shall direct its Account Debtors to send such items to such lockbox for collection and clearance, and commencing 90 days after the date of this Agreement such Group Member shall take such reasonable steps as may be necessary to ensure that all of its Account Debtors send such items directly to such lockbox or pay their Accounts by wire or automated clearinghouse transfers directly to a Controlled Deposit Account.   Each Group Member (other than Excluded Foreign Subsidiaries) shall deposit all payments received by it in one or more deposit accounts that are Controlled Deposit Accounts; provided, however, that each such Group Member may maintain zero-balance deposit accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts.  Each Group Member (other than Excluded Foreign Subsidiaries) shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $100,000 at any time.  Each Group Member (other than Excluded Foreign Subsidiaries) shall enter into, and cause each depository or other financial institution that holds any Controlled Deposit Accounts or Controlled Securities Accounts of such Group Member to enter into, Control Agreements providing for (i) “full” cash dominion with respect to each non-disbursement deposit account maintained by such Group Member as of or after the date of this Agreement; provided, however, that each such account may be subject to “springing” cash dominion if and for so long as either (x) the Excess Availability is not less than $10,000,000 at any time during the immediately preceding 30 days and thereafter is not less than such amount or (y) the aggregate Revolving Credit Outstandings are not more than $3,000,000 (or not more than $250,00 at any time when no Default or Event of Default exists) at any time during the immediately preceding 30 days and thereafter are not more than such amount, (ii) “springing” cash dominion with respect to each disbursement deposit account maintained by such Group Member as of or after the date of this Agreement other than the Group Members’ payroll account (so long as such payroll account is used only for such purpose and the balance of funds at any time on deposit therein does not exceed the amount necessary to pay the Group Members’ current or reasonably anticipated payroll liabilities) and their withholding tax, customs and fiduciary accounts and (iii) “springing” dominion with respect to each securities, commodity or similar account maintained by such Group Member as of or after the date of this Agreement.  With respect to any deposit, securities, commodity or similar accounts subject to such “springing” Control Agreements, the Administrative Agent shall not deliver to the relevant depository or other financial institution a notice or other instruction which provides for exclusive control over such account by the Administrative Agent unless and until an Event of Default has occurred and is continuing.  Each Group Member shall close any deposit accounts it has with Branch Bank & Trust Company within 10 days after the date of this Agreement.

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(a)           The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account.  From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12.  No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Revolving Credit Commitments and the payment in full of all Obligations.

(b)           Group Members shall not permit cash or Cash Equivalents in an aggregate amount in excess of $1,000,000 (other than cash necessary for the Group Members to satisfy the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities) to accumulate and be maintained in any or all of the deposit, securities or commodity accounts of the Group Members; provided, however, that this covenant shall be suspended if and for so long as no Revolving Loans are outstanding.

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ARTICLE 8

NEGATIVE COVENANTS

As long as any Obligation or any Revolving Credit Commitment remains outstanding, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to comply with each of the following covenants:

Section 8.1     Indebtedness.  No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a)           the Obligations;

(b)           Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

(c)           Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $1,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);(d)           Capitalized Lease Obligations arising under Sale and Leaseback Transactions permitted hereunder in reliance upon Section 8.4(b)(ii);

(e)           intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;

(f)           obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices;

(g)           Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);

(h)           and any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $2,000,000 at any time.

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Section 8.2    Liens.  No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)           Liens created pursuant to any Loan Document;

(b)           Customary Permitted Liens of Group Members;

(c)           Liens existing on the date hereof and set forth on Schedule 8.2;

(d)           Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

(e)           Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any change in the property subject to such Liens; and

(f)           Liens on any property of the Borrower or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $1,000,000 at any time.

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Section 8.3     Investments.  No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a)           Investments existing on the date hereof and set forth on Schedule 8.3;

(b)           Investments in cash and Cash Equivalents;

(c)            (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower other than Perfumania) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

(d)           [reserved];

(e)           Investments by (i) Holdings in the Borrower, (ii) any Loan Party (other than Holdings) in any other Loan Party (other than Holdings), (iii) any Group Member that is not a Loan Party in any Group Member (other than Holdings) or in any joint venture or (iv) any Loan Party (other than Holdings) in any Group Member that is not a Loan Party or in any joint venture; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (iv) shall not exceed $500,000 at any time; and provided, further, that any Investment consisting of loans or advances to any Loan Party pursuant to clause (iii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent;

(f)           loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $500,000 at any time; and

(g)           any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments under this Section 8.3(g) shall not exceed $1,000,000 at any time.

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Section 8.4      Asset Sales.  No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

(a)           In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower (other than Perfumania), (i) Sales of Cash Equivalents, inventory or property that has become obsolete or worn out or Accounts or Inventory to the extent not Eligible Accounts or Eligible Inventory, respectively, and (ii) non-exclusive licenses of Intellectual Property;

(b)            (i) a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction and (ii) a Sale of property pursuant to a Sale and Leaseback Transaction; provided, however, that the aggregate fair market value (measured at the time of the applicable Sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $500,000;

(c)            (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;

(d)            (i) any Sale or issuance by Holdings of its own Stock, (ii) any Sale or issuance by the Borrower of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and

(e)           as long as no Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Holdings) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received during any Fiscal Year for all such Sales shall not exceed $1,000,000.

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Section 8.5    Restricted Payments.  No Group Member (other than Holdings) shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following (and Holdings shall not use the proceeds of any Restricted Payment made in reliance under clause (c) below other than as set forth in such clause (c)):

(a)           (i) Restricted Payments (A) by any Group Member (other than Holdings) that is a Loan Party to any Loan Party other than Holdings and (B) by any Group Member that is not a Loan Party to any Group Member other than Holdings and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b)           dividends and distributions declared and paid on the common Stock of any Group Member (other than Holdings) ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and

(c)           cash dividends on the Stock of the Borrower to Holdings paid and declared solely for the purpose of funding the following:

(i)         payments by Holdings in respect of taxes owing by Holdings in respect of the other Group Members;

(ii)        ordinary operating expenses of Holdings; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $500,000 in the aggregate; and

(iii)       the redemption, purchase or other acquisition or retirement for value by Holdings of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that if the Revolving Credit Outstandings were greater than zero dollars at any time during the 30 days immediately preceding the payment of any such cash dividend or are projected to be greater than zero dollars at any time during the 30 days immediately following the payment of any such cash dividend, the aggregate amount of such cash dividends paid in any Fiscal Year shall not exceed $500,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash dividends paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $1,000,000 in the aggregate;

provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) (other than clause (i) or (ii) above) shall be permitted if (A) a Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Loan Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.

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Section 8.6     Prepayment of Indebtedness.  No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

(a)           (i) prepay the Obligations or (ii) consummate a Permitted Refinancing; and

(b)           prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member (other than Holdings) and (B) otherwise, any Indebtedness owing to any Loan Party (other than Holdings).

Section 8.7    Fundamental Changes.  No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following:  (x) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into any Loan Party and (y) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

Section 8.8    Change in Nature of Business.  (a)  No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.

(a)           Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of the Borrower, (ii) issuing, selling and redeeming its own Stock and Stock Equivalents, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, (v) receiving, and holding proceeds of, Restricted Payments from the Borrower and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5, (vi) negotiating and executing IP Licenses and similar contracts, and (vii) taking all other actions necessary or in connection with the consummation of the activities set forth in clauses (i) through (vi) above.

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Section 8.9    Transactions with Affiliates.  No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (b) Restricted Payments, the proceeds of which, if received by Holdings, are used as required by Section 8.5 and (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member.

Section 8.10   Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.  No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.

Section 8.11   Modification of Certain Documents.  Except to the extent otherwise expressly permitted in this Agreement, no Group Member shall waive or otherwise modify any term of any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially affect the rights and privileges of any Group Member and do not materially affect the interests of any Secured Party under the Loan Documents or in the Collateral.

Section 8.12   Accounting Changes; Fiscal Year.  No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 8.13    Margin Regulations.  No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.14   Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15    Hazardous Materials.  No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

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ARTICLE 9

EVENTS OF DEFAULT

Section 9.1     Definition.  Each of the following shall be an Event of Default:

(a)           the Borrower shall fail to pay (i) any principal of any Revolving Loan when the same becomes due and payable or (ii) any interest on any Revolving Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of 3 Business Days after the due date therefor; or

(b)           any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect when made or deemed made; or

(c)           any Loan Party shall fail to comply with (i) any provision of Article V (Financial Covenants), Section 6.1(k) or (l) (Financial Statements), Section 6.2(a)(i) (Other Events), Section 7.1 (Maintenance of Corporate Existence), Section 7.9 (Application of Loan Proceeds) , Section 7.11 (Deposit Accounts; Securities Accounts; Cash Collateral Accounts; Maximum Cash and Cash Equivalents) or Article VIII (Negative Covenants), (ii) any provision of Section 6.1 (Financial Statements)(other than Section 6.1(k) or (l)) if, in the case of this clause (ii), such failure shall remain unremedied for 5 days (provided that such cure period shall not apply to more than three violations of such section in any period of 12 consecutive months), or (iii) any other provision of any Loan Document if, in the case of this clause (iii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(d)            (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Material Indebtedness, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness or (iii) any Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e)           (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

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(f)           one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) equal to or in excess of the Material Liability Amount or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(g)           except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto or (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, or any Group Member shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred; or

(h)           there shall occur any Change of Control.

Section 9.2    Remedies.  During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following:  (a) declare all or any portion of the Revolving Credit Commitments terminated, whereupon the Revolving Credit Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Revolving Loan or (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), (x) the Revolving Credit Commitment of each Lender to make Revolving Loans shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).

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ARTICLE 10

THE ADMINISTRATIVE AGENT

Section 10.1   Appointment and Duties.  (a)  Appointment of Administrative Agent.  Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(a)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(b)           Limited Duties.  Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

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Section 10.2   Binding Effect.  Each Lender agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3   Use of Discretion.  (a)  No Action without Instructions.  The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(a)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.4   Delegation of Rights and Duties.  The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent.

Section 10.5   Reliance and Liability.  (a)  The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(d), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(a)           None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, Holdings and the Borrower hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Administrative Agent:

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(i)           shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)           shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)           makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)           shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 10.6   Administrative Agent Individually.  The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor.  To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.

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Section 10.7   Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

Section 10.8   Expenses; Indemnities.  (a)  Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(a)           Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any Loan Document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any Loan Document; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 10.9   Resignation of Administrative Agent.  (a)  The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective.  If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

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(a)           Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

Section 10.10  Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

(b)           any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Revolving Credit  Commitments, (B) payment and satisfaction in full of all Revolving Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

Section 10.11 Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article X, Section 11.8 (Right of Setoff), Section 11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

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ARTICLE 11

MISCELLANEOUS

Section 11.1   Amendments, Waivers, Etc.  (a)  No amendment or waiver of any provision of any Loan Document (other than the Control Agreements and the Secured Hedging Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i)          waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii)         increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;

(iii)        reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Revolving Loan owing to such Lender or (B) any fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article V or in any definition set forth therein or principally used therein;

(iv)       waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Revolving Loan or fee owing to such Lender or for the reduction of such Lender’s Revolving Credit Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12;

(v)        except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Borrower;

(vi)       reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or

(vii)      amend Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;

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and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article X or the application thereof) or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Administrative Agent or, as the case may be, such SPV in addition to any signature otherwise required and (y) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Revolving Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written consent of such Secured Hedging Counterparty or, in the case of a Secured Hedging Agreement provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent.

(b)           Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 11.2   Assignments and Participations; Binding Effect.  (a)  Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower (in each case except for Article X), the Administrative Agent, each Lender and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 10.9), none of Holdings, the Borrower, or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(a)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Revolving Credit Commitment and its rights and obligations with respect to Revolving Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower; provided, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Revolving Loans and the Revolving Credit Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Revolving Credit Facility or is made with the prior consent of the Borrower and the Administrative Agent.

(b)           Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale.  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

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(c)           Effectiveness.  Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Revolving Credit Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments) to the extent provided in Section 10.11 (Additional Beneficiaries of Collateral)).

(d)           Grant of Security Interests.  In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Revolving Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(e)           Participants and SPVs.  In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Revolving Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Revolving Loans pursuant thereto shall satisfy the obligation of such Lender to make such Revolving Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to Revolving Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Revolving Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Revolving Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral).  No party hereto shall institute (and each of Borrower and Holdings shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Revolving Credit Commitments and the payment in full of the Obligations.

CREDIT AGREEMENT
PARLUX LTD.

Section 11.3   Costs and Expenses.  Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand, except to the extent otherwise expressly provided in Section 6.1(n), 6.1(o) or 7.7, (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Revolving Credit Facility by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners) and (c) each of the Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, or Obligation  (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

Section 11.4   Indemnities.  (a)  The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender, each Secured Hedging Counterparty, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Revolving Loan or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate thereof in connection with the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of Holdings and the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

CREDIT AGREEMENT
PARLUX LTD.

(a)           Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5   Survival.  Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article X (The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Revolving Credit Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6   Limitation of Liability for Certain Damages.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of Holdings and the Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.7   Lender-Creditor Relationship.  The relationship between the Lenders and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor.  No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 11.8   Right of Setoff.  Each of the Administrative Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  Each of the Administrative Agent, each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and their respective Affiliates and other Secured Parties may have.

CREDIT AGREEMENT
PARLUX LTD.

Section 11.9   Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes) and 2.18 (Substitution of Lenders) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.10 Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.11  Notices.  (a)  Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Holdings or the Borrower, to Parlux Fragrances, Inc., 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, Florida 33309, Attention:  Raymond J. Balsys, Tel:  954-316-9008, Fax:  954-491-1187, with copy to Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida 33131, Attention:  Jonathan Awner, Esq., Tel:  305-982-5615, Fax:  305-374-5095, (B) if to the Administrative Agent, to General Electric Capital Corporation, 10 Riverside  Drive, Danbury, Connecticut 06810, Attention:  Parlux Account Manager, Tel:  203-749-6880, Fax:  203-749-4307, with copy to Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, Attention: Hilary P. Jordan, Esq., Tel: 404-815-6362, Fax: 404-541-3256 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

CREDIT AGREEMENT
PARLUX LTD.

(a)           Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article X shall be effective until received by the Administrative Agent.

Section 11.12 Electronic Transmissions.  (a)  Authorization.  Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(a)           Signatures.  Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(b)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(c)           Limitation of Liability.  All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”.  None of Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein.  No Warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

CREDIT AGREEMENT
PARLUX LTD.

Section 11.13    Governing Law.  THIS AGREEMENT, EACH OTHER LOAN DOCUMENT THAT DOES NOT EXPRESSLY SET FORTH ITS APPLICABLE LAW, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.14    Jurisdiction.  (a)  Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT ADMINISTRATIVE AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS.  EACH OF THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(a)           Service of Process.  EACH OF HOLDINGS AND BORROWER (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF BORROWER SPECIFIED IN SECTION 11.11 (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH OF HOLDINGS AND THE BORROWER (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)           Non-Exclusive Jurisdiction.  NOTHING CONTAINED IN THIS SECTION 11.14 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

CREDIT AGREEMENT
PARLUX LTD.

Section 11.15     Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

Section 11.16     Severability.  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17      Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18      Entire Agreement.  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter (including the Commitment Letter), fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19      Use of Name.  Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

CREDIT AGREEMENT
PARLUX LTD.

Section 11.20      Non-Public Information; Confidentiality.  (a)  Each Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(a)           Each Lender and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document.  In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

Section 11.21      Patriot Act Notice.  Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

[SIGNATURE PAGES FOLLOW]

CREDIT AGREEMENT
PARLUX LTD.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARLUX LTD., as Borrower

By:	/s/ Raymond J. Balsys
Raymond J. Balsys
CFO

PARLUX FRAGRANCES, INC., as Guarantor

By:	/s/ Raymond J. Balsys
Raymond J. Balsys
CFO

CREDIT AGREEMENT
PARLUX LTD.
SIGNATURE PAGE

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender

By:	/s/ Donald Cavanagh
Donald Cavanagh
Duly Authorized Signatory

CREDIT AGREEMENT
PARLUX LTD.
SIGNATURE PAGE

Exhibit A to

Credit Agreement

Form of Assignment

This ASSIGNMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).

The parties hereto hereby agree as follows:

Borrower:	Parlux Ltd., a New York corporation (the “Borrower”)

Administrative Agent:	General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)

Credit Agreement:
Credit Agreement, dated as of June 25, 2010 among the Borrower, Parlux Fragrances, a Delaware corporation, as Guarantor, the Lenders party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

Trade Date:	_________, 20__

Effective Date:	_________, 20__

Facility Assigned	Aggregate amount of Revolving Credit Commitments or principal amount of Revolving Loans for all Lenders	Amount of Revolving Credit Commitment or principal amount of Revolving Loans Assigned	Percentage Assigned
Revolving Credit Facility	$____________	$____________	__._________%

[The Remainder of this  Page Was Intentionally Left Blank]

1.   Assignment.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

2.   Representations, Warranties and Covenants of Assignors.  Assignor  (a) represents and warrants to Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, and (iii) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Revolving Credit Facility, the percentage of the Revolving Credit Facility represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.14(e) of the Credit Agreement.

3.   Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.17(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

4.   Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register.  The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

5.   Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Distribution of Payments.  On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to the Assignee.

6.   Miscellaneous.  This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.  On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns.  This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.  This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name :
Title :

[NAME OF ASSIGNOR] as Assignee

By:
Name :
Title :

Lending Office for Eurodollar Rate Loans

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED this__ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent

By:
Name :
Title :

PARLUX LTD1

By:
Name :
Title :

___________________________
  1 Include only if required pursuant to Section 11.2(b) of the Credit Agreement.

Exhibit B

to

Credit Agreement

Form of Revolving Loan Note

Lender:  [NAME OF LENDER]

Principal Amount: $_______	June 25, 2010

FOR VALUE RECEIVED, the undersigned, PARLUX LTD., a New York corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, and immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 25, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parlux Fragrances, Inc., as Guarantor, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

B-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

PARLUX LTD.

By:
Name :
Title :

B-2

Exhibit C

to

Credit Agreement

Form of Notice of Borrowing

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent under the

Credit Agreement referred to below

_________ __, 20__

Attention:

Re:	Parlux Ltd. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 25, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parlux Fragrances, Inc., as Guarantor, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.    The date of the Proposed Borrowing is __________, 20__(the “Funding Date”); and

B.    The aggregate principal amount of Revolving Loans is $_________, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of ______ months.

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Revolving Loan to be made or before the Funding Date: the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct [in all material respects]2 [as though made on and as of such Funding Date],3 except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

(i)    no Default is continuing; and

(ii)   the aggregate Revolving Credit Outstandings do not exceed the Maximum Revolving Loan Balance.

________________________________

2 Insert for any Proposed Borrowing after the Closing Date.
3 Delete for Borrowings on the Closing Date.

C-1

PARLUX LTD.

By:
Name :
Title :

C-2

Exhibit D

Form of Borrowing Base Certificate

PARLUX LTD.

Date: ____________, 20___

This Certificate is given by Parlux Ltd. (“Borrower”) pursuant to Section 6.1(k) of that certain Credit Agreement dated as of June 25, 2010, among Borrower, Parlux Fragrances, Inc., as Guarantor, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders and other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of Borrower.  By executing this Certificate such officer of Borrower hereby certifies to Agent and Lenders on behalf of Borrower and without personal liability that:

(a)	Attached hereto as Schedule 1 is a calculation of the Borrowing Base as of the above date; and

(b)	Based on such schedule, the Borrowing Base as of the above date is $_____.

IN WITNESS WHEREOF, Borrower has caused this Borrowing Base Certificate to be executed by its Responsible Officer on this __ day of _____, 20__.

PARLUX LTD

By:
Name
Title

D-1

Schedule 1

Borrowing Base Calculation

[To be provided]

D-2

Exhibit E

TO

CREDIT AGREEMENT

Form of Notice of Conversion or Continuation

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent under the

Credit Agreement referred to below

_________ __, 20__

Attention:

Re:	Parlux Ltd. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 25, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parlux Fragrances, Inc., as Guarantor, the Lenders  party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.10 of the Credit Agreement of its request for the following: a continuation, on ________, 2010, as Eurodollar Rate Loans having an Interest Period of ___ months of Revolving Loans in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation; a conversion, on ________, 2010, to Eurodollar Rate Loans having an Interest Period of ___ months of Revolving Loans in an aggregate outstanding principal amount of $_________; and a conversion, on ________, 2010, to Base Rate Loans of Revolving Loans in an aggregate outstanding principal amount of $_________.

In connection herewith, the undersigned hereby certifies that no Default is continuing on the date hereof, both before and after giving effect to any Revolving Loan to be made on or before any date for any proposed conversion or continuation set forth above.

PARLUX LTD.

By:
Name :
Title :

E-1

Exhibit F

TO

CREDIT AGREEMENT

Form of Compliance Certificate

__________, 2010

This certificate is delivered pursuant to Section 6.1(d) of, and in connection with the consummation of the transactions contemplated in, the Credit Agreement, dated as of June 25, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among  PARLUX LTD. (the “Borrower”), Parlux Fragrances, Inc., as Guarantor, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Secured Parties and pursuant to Section 6.1 of the Credit Agreement, that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true as of the date hereof, both before and after giving effect to any Revolving Loan to be made on or about the date hereof:

1.   In accordance with Section 6.1[(a)/(b)/(c)] of the Credit Agreement, attached hereto as Annex A are the Financial Statements for the [fiscal month/Fiscal Quarter/Fiscal Year] ended _________, 20__ required to be delivered pursuant to Section 6.1[(a)/(b)/(c)] of the Credit Agreement.  Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]4 [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(c) of the Credit Agreement.  The examination by the Borrower’s Accountants in connection with such Financial Statements has been made in accordance with the standards of the United States' Public Company accounting Oversight Board (or any successor entity).]5

2.   In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex B are the calculations used to determine the Consolidated Leverage Ratio, to determine compliance with each financial covenant contained in Article V of the Credit Agreement [that are tested on a quarterly basis]6.

3.   In accordance with Section 6.1(d) of the Credit Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex C].

________________________________
4 Insert language in brackets only for monthly and quarterly reports.
5 Insert language in brackets only for annual certifications.
6 Insert bracketed language only for quarterly certifications.

4.   In accordance with Section 6.1(e) of the Credit Agreement, (i) the Corporate Chart attached hereto as Annex D-1 is correct and complete as of the date hereof, (ii) all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) required to be delivered pursuant to the Loan Documents by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Administrative Agent (or are attached hereto as Annex D-2).

5.   In accordance with Section 6.1(g) of the Credit Agreement, attached hereto as Annex E is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

[Signature Page Follows]

6.           In accordance with Section 6.1(h) of the Credit Agreement, attached hereto as Annex F is a correct and complete summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by the Financial Statements attached hereto as Annex A.

[7.           In accordance with Sections 6.1(i) and (j) of the Credit Agreement, attached hereto as Annexes F and G are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) a summary of all material insurance coverage maintained as of the date thereof by any Group Member].7

In Witness Whereof, the undersigned has executed this certificate on behalf of the Borrower as of the date first written above.

Name :
Title :

  ____________________________
7 Insert bracketed language only for annual reports.

Annex A

to

Compliance Certificate of ___________________________

Dated _________, 20__

financial statements

Annex B

to

Compliance Certificate of __________________________

Dated _________, 20__

financial calculations

Annex C

to

Compliance Certificate of _____________________________

Dated _________, 20__

continuing defaults

Annex D-1

to

Compliance Certificate of ______________________

Dated _________, 20__

corporate chart

Annex D-2

to

Compliance Certificate of __________________________

Dated _________, 20__

modifications to constituent documents

Annex E

to

Compliance Certificate of ____________________________

Dated _________, 20__

management discussion and analysis

Annex F

to

compliance Certificate OF _______________________

DATED _________, 20__

[intercompany indebtedness][management letters]

Annex G

to

Compliance Certificate of _____________________________

Dated _________, 20__

summary of material insurance coverage

SCHEDULE 1.1
to
CREDIT AGREEMENT

Certain Percentage

The percentage specified in clause (a) of the definition of "Change of Control" in the within and foregoing Credit Agreement shall be 35% in the case of any group formed by two or more persons (as such term is used in such definition) if each such person beneficially owns more than 10% of Holdings’ Stock as of the date of the Credit Agreement for purposes of Sections 13(d) and 14(d)(2) of the United States Securities Exchange Act.

SCHEDULE 4.3
to
CREDIT AGREEMENT
Ownership of Group Members

Parlux Fragrances, Inc. Organizational Chart
(as of June 21, 2010)

SCHEDULE 4.8
to
CREDIT AGREEMENT

Taxes

The IRS is currently conducting an audit of Parlux Fragrances, Inc.'s tax returns from 2007, 2008 and 2009, which audit was triggered by a refund from the carry-back of Net Operating Losses in fiscal 2009.

SCHEDULE 4.12
to
CREDIT AGREEMENT

Labor Matters

None.

SCHEDULE 4.13
to
CREDIT AGREEMENT

Environmental Matters

None.

SCHEDULE 4.16
to
CREDIT AGREEMENT

Title; Real Property

1.           Lease for property at 5900 North Andrews Avenue, Fort Lauderdale, Broward County, Florida, 33309 (as more particularly described in the related Landlord Agreement); and

2.           Lease for property at 1000 Riverside Drive (formerly Industrial Avenue), Keasbey, NJ 08832 (as more particularly described in the related Landlord Agreement).

SCHEDULE 8.1
to
CREDIT AGREEMENT

Indebtedness

None.

SCHEDULE 8.2
to
CREDIT AGREEMENT

Liens

1.           Equipment Lease (1986-A, Schedule 2) between Wells Fargo Equipment Finance, Inc., as lessor, and Parlux Fragrances, Inc., as lessee.

2.           Equipment Lease (#D45841) between IBM Credit LLC., as lessor, and Parlux Fragrances, Inc., as lessee.

SCHEDULE 8.3
to
CREDIT AGREEMENT
Investments

None.